                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                          SOUTHFIRST BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)
                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:


[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

       2)    Form, Schedule or Registration Statement No.:

       3)    Filing Party:

       4)    Date Filed:

                           [SOUTHFIRST LETTERHEAD]

















                               February 19, 1997




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of SouthFirst Bancshares, Inc., which will be held on Wednesday, March 19, 1997, at 10:00 a.m., at the Company's main office, 126 North Norton Avenue, Sylacauga, Alabama 35150.

     The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion, and you will have an opportunity to ask about your Company.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy at your earliest convenience. Returning the signed proxy card will not prevent you from voting in person at the meeting, should you later decide to do so.

                                        Sincerely,


                                        /s/ Donald C. Stroup
                                        -------------------------------------
                                        Donald C. Stroup
                                        President and Chief Executive Officer

                         SOUTHFIRST BANCSHARES, INC.
                           126 NORTH NORTON AVENUE
                          SYLACAUGA, ALABAMA 35150

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 19, 1997


         To the Holders of Common Stock of SOUTHFIRST BANCSHARES, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of SouthFirst Bancshares, Inc. (the "Company") will be held on Wednesday, March 19, 1997, at 10:00 a.m., at the Company's principle executive offices, 126 North Norton Avenue, Sylacauga, Alabama 35150, for the following purposes:

     (1) To elect three (3) directors to hold office until the 1999 Annual Meeting of Stockholders or until their successors are elected and qualified;

     (2) To consider ratification of the appointment of KPMG Peat Marwick LLP, as auditors for fiscal year 1997; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed February 10, 1997, as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors, together with a copy of the 1996 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it as promptly as
possible in the accompanying envelope.   If you attend the meeting, you may, if
you wish, withdraw your proxy and vote in person.

                                By Order of the Board of Directors


                                /s/ Joe K. McArthur
                                -------------------
                                Joe K. McArthur
                                Secretary

Sylacauga, Alabama
February 19, 1997





YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                         SOUTHFIRST BANCSHARES, INC.
                           126 NORTH NORTON AVENUE
                          SYLACAUGA, ALABAMA 35150

                       ANNUAL MEETING OF STOCKHOLDERS
                               MARCH 19, 1997

                           --------------------------

                                PROXY STATEMENT

                           --------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SouthFirst Bancshares, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Wednesday, March 19, 1997, and any adjournment thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about February 19, 1997. The address of the principal executive offices of the Company is 126 North Norton Avenue, Sylacauga, Alabama 35150, and the Company's telephone number is (205) 245-4365. The Company is the parent of First Federal of the South (the "Bank"), a wholly-owned subsidiary which is a federally chartered savings bank.

     Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named herein and FOR the ratification of the appointment of the auditors named herein. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

     The record of stockholders entitled to vote at the Annual Meeting was taken on February 10, 1997. On that date, the Company had outstanding and entitled to vote 821,100 shares of Common Stock, par value $.01 per share, with each share entitled to one vote. One-third (1/3) of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum.

                        SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 1, 1997, with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table on page 7 and (iv) all directors and executive officers of the Company as a group:

     Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.


                                        Shares of
                                      Common Stock             Percent of
          Beneficial Owner        Beneficially Owned(1)  Outstanding Shares
     ---------------------------  ---------------------  ------------------
     Paul A. Brown(2)                      16,194                2.0%
     Hobert Cook(3)                        13,810                1.7%
     H. David Foote, Jr.(4)                 8,490                1.0%
     John T. Robbs(5)                      17,490                2.1%
     Allen Gray McMillan, III(6)           12,490                1.5%
     Charles R. Vawter, Jr.(7)             30,790                3.7%
     Donald C. Stroup(8)                   42,025                5.1%
     Joe K. McArthur(9)                    14,556                1.7%
     All directors and
      executive officers
      as a group (7 persons)(10)          142,035               17.0%

------------------------

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 821,100 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties holding presently exercisable options are based upon the sum of 821,100 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.
(2) Of the amount shown, 4,690 shares are owned jointly by Mr. Brown and his wife, 3,000 shares are owned by his wife, 4,414 shares are held in an individual retirement account, 830 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under the Company's Management Recognition Plan "A," 332 shares of which are fully vested.
(3) Of the amount shown, 7,500 shares are owned jointly by Mr. Cook and his wife, 500 shares are owned jointly by Mr. Cook and his son and 4,150 shares are subject to presently exercisable options. Mr. Cook is currently serving as a director, emeritus.
(4) Of the amount shown, 3,000 shares are owned jointly by Mr. Foote and his wife, 1,500 are held by Mr. Foote as custodian for each of his two minor children, 830 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under the Company's Management Recognition Plan "A," 332 shares of which are fully vested.

(5) Of the amount shown, 2,293 shares are owned jointly by Mr. Robbs and his wife, 3,662 shares are held in an Individual Retirement Account for the benefit of Mr. Robb's wife, 5,000 shares are held jointly with his father, 830 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under the Company's Management Recognition Plan "A," 332 shares of which are fully vested.
(6) Of the amount shown, 10,000 shares are owned jointly by Mr. McMillan and his wife, 830 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under the Company's Management Recognition Plan "A," 332 shares of which are fully vested.
(7) Of the amount shown, 27,700 shares are owned jointly by Mr. Vawter and his wife, 600 shares are held by Mr. Vawter as custodian for his two minor children, 830 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under the Company's Management Recognition Plan "A," 332 shares of which are fully vested.
(8) Of the amount shown, 14,100 shares are owned jointly by Mr. Stroup and his wife, 3,000 shares are held jointly with Gwendolyn W. Abercrombie, a long-time friend of the Stroup family, 300 shares are held by Mr. Stoup's son Bradley, 300 shares are held by Mr. Stroup's son Randall, 9,094 shares are held in his account under the Company's 401(k) plan, 2,781 shares are held in his account under the Bank's ESOP, 4,150 shares are subject to presently exercisable options and 8,300 shares represent restricted stock granted under the Company's Management Recognition Plans "A" and "B," 1,660 shares of which are fully vested.
(9) Of the amount shown, 1,500 shares are owned jointly by Mr. McArthur and his wife, 2,621 shares are held in his account under the Company's 401(k) plan, 2,467 shares are held in his account under the Bank's ESOP, 2,656 shares are subject to presently exercisable options and 5,312 shares represent restricted stock granted under the Company's Management Recognition Plans "A" and "B," 1,062 shares of which are fully vested.
(10) Amount shown does not include the shares beneficially owned by Hobert
     Cook who is currently serving on the Board of Directors of the Company and the Bank as a director, emeritus. Joe K. McArthur and Donald C. Stroup are the only executive officers of the Company.


     There are no arrangements known to the Company, the operation of which may at a subsequent date, result in a change in control of the Company.

                               AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of seven (7) directors, elected to staggered three-year terms. The terms of Messrs. Brown, Stroup and Vawter will expire at the Annual Meeting of Stockholders. The Board of Directors has nominated Messrs. Brown, Stroup and Vawter for re-election as directors of the Company. Unless otherwise directed, the proxies will be voted at the meeting for the election of the nominees. In the event of an unforeseen contingency and any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. The affirmative vote of a plurality of the votes present in person or by proxy at the meeting is required for the election of the three nominees standing for election. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES.

     The following persons have been nominated by management for election to the Board of Directors for a term of three years and until their successors are elected and qualified:

     PAUL A. BROWN, age 71, has served as a member of the Board of Directors of the Bank since 1972 and of the Company since 1994. Mr. Brown has served as Chairman of the Board of the Bank since 1987 and of the Company since 1994. Mr. Brown was owner of Brown Auto Parts from 1977 to 1987 and is presently retired.

     DONALD C. STROUP, age 47, has served as the President, Chief Executive Officer and a member of the Board of Directors of the Bank since February, 1988, and of the Company since 1994. Mr. Stroup has 22 years of experience in the banking industry and has a B. S. in Business Administration from Samford University, and a Certificate of Achievement and Diploma of Merit from the Institute of Financial Education, Chicago, Illinois. He is former Chairman of the Southern Community Bankers, a Director of the Boys' Club and a member of the Sylacauga School Board, Red Cross, Sylacauga Industrial Development Board, Hospice Care, Talladega County Economic Development Authority and Boy Scouts Advisory. Mr. Stroup is a current member and former President of Sylacauga Rotary Club and a former Board member of the Sylacauga Chamber of Commerce and Coosa Valley Country Club. Mr. Stroup is a member of the First Baptist Church of Sylacauga.

     CHARLES R. VAWTER, JR., age 35, has served as a director of the Bank since 1992 and of the Company since 1994. Mr. Vawter is Chief Financial Officer of Automatic Gas and Appliance Co., Inc., where he has been employed since 1987. Mr. Vawter is a member of the First Baptist Church. He is a member of the Board of Directors of B. B. Comer Library Foundation and the Coosa Valley Country Club. He is a past Board member of the Sylacauga Chamber of Commerce. He is currently a member of the Planning Commission of the City of Sylacauga Chamber of Commerce and has served on the Planning Committee of Alabama LP Gas Association.

     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the Annual Meeting of Stockholders:

     HOBERT COOK, age 74, served as a member of the Board of Directors of the Bank from 1977 to February 1996 and of the Company from 1994 to February 1996. Mr. Cook is currently serving on the Board of Directors of the Company as a director, emeritus. Mr. Cook was formerly Senior Vice President of the Bank from 1966 to 1986. Mr. Cook has 36 years of experience in the banking industry and is presently retired.

     H. DAVID FOOTE, JR., age 47, has served as a director of the Bank since 1988 and of the Company since 1994. Mr. Foote has been President and owner of Foote Bros. Furniture since 1973. Mr. Foote has been a member of the Board of Directors of the Sylacauga Chamber of Commerce, the Coosa Valley Country Club and Talladega County E-911. He has served as President of Wesley Chapel Methodist Men's Club and head of the Wesley Chapel Methodist Administrative Board.

     JOE K. MCARTHUR, age 45, has served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Bank and the Company since 1992 and 1994, respectively. Mr. McArthur has served as a director of the Bank and the Company since February 1996. He is currently serving as Chairman of the Bank's Internal Control Review Committee, Compliance Officer, and Secretary/Treasurer. Mr. McArthur has 19 years of experience in the banking industry and a B. S. in Accounting from the University of Alabama-Birmingham and a Masters of Business Administration equivalent from the National School of Finance and Management. He has also completed all courses with the Institute of Financial Education. Prior to joining the Bank, Mr. McArthur was Assistant Executive Director of Finance of Humana, a hospital, from 1990 to 1992, and Senior Vice president of First Federal of Alabama from 1983 to 1990. Mr. McArthur is a member of the Sylacauga Kiwanis Club and a member of the United Way Committee. He has also served as a manager of various Little League and Babe Ruth Baseball teams. Mr. McArthur is a member of First United Methodist Church of Sylacauga.

     ALLEN GRAY MCMILLAN, III, age 40, has served as a director of the Bank since 1993 and of the Company since 1994. Mr. McMillan is President of Brecon Knitting Mill, where he has been employed since 1979. Mr. McMillan has been active in the Kiwanis Club, United Way, and Boy Scouts of America. He is a member of the First United Methodist Church.

     JOHN T. ROBBS, age 42, has served as a director of the Bank since 1988 and of the Company since 1994. Mr. Robbs is President of Michael Supply Co., Inc., where he has been employed since 1980.

     There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

COMMITTEES OF THE BOARD

     The Company's Board of Directors has established the following standing committees:

     (A) The Audit Committee, currently comprised of Messrs. Brown, McMillan, Foote, Vawter and Robbs. The Audit Committee, which held one meeting in fiscal 1996, is authorized to review and make recommendations to the Board of Directors with respect to the Company's audit procedures and independent auditor's report to management and to recommend to the Board of Directors the appointment of independent auditors for the Company, to review with the independent auditors the scope and results of audits, to monitor the Company's financial policies and control procedures, to monitor the non-audit services provided by the Company's auditors and to review all potential conflicts of interests.

     (B) The Stock Option Committee, currently comprised of Messrs. Brown, Foote, Robbs, McMillan and Vawter. The Stock Option Committee, which held one meeting in fiscal 1996, is responsible for administering the Company's Stock Option and Incentive Plan.

     (C) The Management Recognition Plan Committee, currently comprised of Messrs. Brown, Foote, Robbs, McMillan and Vawter. The Management Recognition Plan Committee, which held one meeting in fiscal 1996, is responsible for administering the Company's two Management Recognition Plans.

     The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

     In addition to the Company's committees, the Bank has established various committees including the Executive Committee, the Wage and Compensation Committee, the Loan Committee, the Asset/Liability Committee and the Audit Committee. The Company presently does not have a compensation committee because no officers of the Company receive any compensation for services to the Company. All officers of the Company are compensated by the Company's wholly-owned subsidiary, the Bank, solely for their services to the Bank. In addition, directors are paid for attendance at Bank committee meetings, but employee members of committees are not paid.

     The Executive Committee of the Bank consists of Messrs. Stroup, Brown (Chairman), Foote, Robbs, McArthur, McMillan, and Vawter. The Committee meets only as needed and is charged with the responsibility of overseeing the business of the Bank. The Committee has the power to exercise most powers of the Board of Directors in the intervals between meetings of the Board, and any activity is reported to the Board monthly. The Bank's Loan Committee is comprised of Messrs. Robbs (Chairman), Brown, and Vawter. Mr. Stroup serves an alternate and Mr. Cook serves as an advisor. The committee meets weekly to consider loan applications. Approval of a loan application requires approval by at least two members (other than the person signing the application) of the Loan Committee. The Audit Committee of the Bank consists of Messrs. Brown, McMillan, Foote (Chairman), Vawter and Robbs. This committee meets at least annually and more frequently if necessary to review the results of the audit program. Recommendations and observations are reported to the Board of Directors. The Asset/Liability Committee consists of Messrs. Stroup, McArthur, Foote, and Vawter (Chairman). This Committee meets quarterly to establish and monitor policies to control interest rate sensitivity. The Bank's Wage and Compensation Committee consists of Messrs. Stroup, McArthur, Brown (Chairman), Robbs, and Vawter. This Committee, which held one meeting in fiscal 1996, is responsible for reviewing salaries and benefits of directors, officers, and employees.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held six meetings during the fiscal year ended September 30, 1996. During fiscal 1996, each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and Committee(s) on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. The Company first became subject to this regulation on February 13, 1995. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended September 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% holders were complied with, except John T. Robbs failed to file on a timely basis one report relating to four transactions.

     Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities and Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to a designated employee of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information for fiscal 1996, 1995 and 1994 concerning compensation paid or accrued by the Company and the Bank to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during such periods (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                    Annual Compensation(1)
                                                    ----------------------

                                                                                        Long Term Compensation
                                                                                      --------------------------

 Name and Principal                                                                   Restricted     Securities
------------------              Fiscal                          Other Annual             Stock       Underlying      All Other
     Position                    Year   Salary     Bonus        Compensation(2)        Award(s)$   Options/SARs(#)  Compensation
     --------                   ------  ------     -----        --------------------  -----------  ---------------  ------------
Donald C. Stroup, President      1996   $95,568  $163,093(3)      $10,250              $116,200(5)      20,750        $2,255(7)
 Chief Executive, Officer and    1995    91,000    15,168          10,500                    --             --         2,258
 Vice Chairman of the Board      1994    78,456    12,656          13,554                    --             --         1,800

Joe K. McArthur, Executive
 Vice President, Chief
 Operating Officer, Chief        1996   $69,900  $100,316(4)      $ 9,750              $ 74,368(6)      13,280        $1,400(8)
 Financial Officer and           1995    66,564    11,094           6,000                    --             --         1,286
 Director                        1994    64,000     9,590              --                    --             --           954


(1) All compensation received by Mr. Stroup and Mr. McArthur was paid by the Bank. No other officer of the Company received cash compensation in excess of $100,000 during 1996.
(2) Fees received as member of Board of Directors of the Bank and the Company.
(3) Includes a regular bonus of $15,928 as well as $147,165 of compensation recognized on dividends paid under the Company's Dividend Investment
    Plan on unexercised stock options and unvested shares of restricted stock issued under the Company's Management Recognition Plans "A" and "B" and a corresponding bonus paid to assist in the payment of the applicable federal income tax due in connection with the restricted stock issued under such
    plans.   See "--Compensation of Directors"
(4) Includes a regular bonus of $11,650 as wells as $88,666 of compensation recognized on dividends paid under the Company's Dividend Investment
    Plan on unexercised stock options and unvested shares of restricted stock issued under the Company's Management Recognition Plans "A" and "B" and a corresponding bonus paid to assist in the payment of the applicable federal income tax due in connection with the restricted stock issued under such plans. See "--Compensation of Directors."
(5) Represents 8,300 shares all of which, as of September 30, 1996, were subject to certain vesting requirements, as more fully described in the Company's Management Recognition Plans "A" and "B." As of September 30, 1996, the aggregate market value of the shares was $103,750.
(6) Represents 5,312 shares all of which, as of September 30, 1996, were subject to certain vesting requirements, as more fully described in the Company's Management Recognition Plan "A" and "B." As of September 30, 1996, the aggregate market value of the shares was $66,400.
(7) Represents a $1,733 automobile allowance and income of $522 recognized on employer provided group term life insurance in excess of $50,000.
(8) Represents an $878 automobile allowance and income of $522 recognized on employer provided group term life insurance in excess of $50,000.

     EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

     Employment Agreements. The Company and the Bank have entered into employment agreements with Donald C. Stroup, President and Chief Executive Officer of the Company and the Bank and Joe K. McArthur, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Bank (collectively, the "Employment Agreements"). The Employment Agreements amend employment agreements previously entered into between Messrs. Stroup and McArthur with the Company and the Bank.

     The Employment Agreements were effective as of October 1, 1996 and provide for a term of three years. Pursuant to the Employment Agreements, the Bank will pay Mr. Stroup an annual base salary of $100,308 and Mr. McArthur an annual base salary of $73,380, for which the Company is jointly and severally liable. On each anniversary date from the expiration of the initial three year term of the Employment Agreements, the term of Messrs. Stroup's and McArthur's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Messrs. Stroup and McArthur have met the required performance standards and that such Employment Agreements should be extended.

     The Employment Agreements entitle both Mr. Stroup and Mr. McArthur to participate with all other senior management employees of the Company or the Bank in any discretionary bonuses that the Board of Directors of the Company or the Bank may award. In addition, Mr. Stroup and Mr. McArthur participate in standard retirement and medical plans, and are entitled to customary fringe benefits, vacation and sick leave. The Employment Agreements will terminate upon the employee's death or disability, and are terminable for "cause" (as defined in the Employment Agreements). In the event of termination for cause, no severance benefits are payable to the employee. If the Company or the Bank terminates the employee without cause, the employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional twelve-month period. The employee may voluntarily terminate his Employment Agreement by providing 60 days written notice to the Board of Directors of the Bank and the Company, in which case the employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     The Employment Agreements provide that, in the event of the employee's termination in connection with, or within one year after, any change in control (as defined in the Employment Agreements) of the Bank or, the Company, other than for "cause," or death or disability, the employee will be paid, within ten days of such termination, an amount equal to the difference between: (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code; and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the employee receives on account of the change in control. Such payment would be reduced to the extent it would cause the Bank to fail to meet any of its regulatory capital requirements. Each Employment Agreement also provides for a similar lump sum payment to be made in the event of the employee's voluntary termination of employment within one year following a change in control of the Bank or the Company.

     Deferred Compensation Agreements. The Bank has entered into deferred compensation agreements with Messrs. Stroup and McArthur, pursuant to which each will receive certain retirement benefits at age 65. Under the Deferred Compensation Agreements, benefits are payable for 15 years. A portion of the retirement benefits accrue each year until age 65 or, if sooner, until termination of employment. If Mr. Stroup remains in the employment of the Bank until age 65, his annual benefit will be $65,000. If Mr. McArthur remains in the employment of the Bank until age 65, his annual benefit will be $45,000.
If either of these officers die
prior to age 65, while in the employment of the Bank, the full retirement benefits available under the deferred compensation agreements will accrue and will, thereupon, be payable to their respective beneficiaries. The retirement benefits available under the deferred compensation agreements are unfunded. However, the Bank has purchased life insurance policies on the lives of these officers that will be available to the Company and the Bank to provide, both, for retirement benefits and for key man insurance. The aggregate cost of these arrangements was $51,045 in 1996 and 1995, and was $28,522 in 1994.

     MANAGEMENT RECOGNITION PLANS

     The Board of Directors of the Company has adopted two management recognition plans, denominated SouthFirst Bancshares, Inc. Management Recognition Plan "A" ("Plan A") and SouthFirst Bancshares, Inc. Management Recognition Plan "B" ("Plan B") (Plan A and Plan B are referred to collectively as the "Plans" or the "MRPs"). The objective of the MRPs is to enable the Company and the Bank to reward and retain personnel of experience and ability in key positions of responsibility by providing such personnel with a proprietary interest in the Company and by recognizing their past contributions to the Company and the Bank, and to act as an incentive to make such contributions in the future.

     Plan A and Plan B are identical except that Plan A provides for awards to employees, as well as to non-employee directors, of the Company and the Bank, while Plan B provides for awards only to employees. The Plans are administered by a committee (the "Committee") of the Board of Directors of the Company. Awards under the Plans are in the form of restricted stock awards and bear restrictive legends until vested, as described below. Each MRP has reserved a total of 16,600 shares of Common Stock for issuance pursuant to awards made by the Committee. The Committee may make awards to eligible participants under the MRPs in its discretion, from time to time. Under Plan A, on November 15, 1995, each non-employee director serving in such capacity on February 13, 1995 (the effective date of the conversion from a mutual to stock form of ownership) automatically received an award of 1,660 shares. In selecting the employees to whom awards are granted under the Plans, the Committee considers the position, duties and responsibilities of the employees, the value of their services to the Company and the Bank and any other factors the Committee may deem relevant. As of September 30, 1996, a total of 33,200 shares had been awarded under the Plans and no shares remain available for future issuance.

     Once an award is made, a participant "earns" the shares under the award (i.e., the shares vest) at the rate of 20% per year, commencing on the first anniversary of the date of the award. The Committee may, however, from time to time and in its sole discretion, accelerate the vesting with respect to any participant, if the Committee determines that such acceleration is in the best interest of the Company. If a participant terminates employment for reasons other than retirement, death or disability, the participant forfeits all rights to the allocated shares under restriction. If the participant's termination is caused by retirement, death or disability, all restrictions expire and all shares allocated become vested and consequently, unrestricted. Participants will recognize compensation income when their interests vest, or at such earlier date pursuant to a participant's election to accelerate recognition pursuant to Section 83(b) of the Internal Revenue Code.

     STOCK OPTION PLAN

     On June 8, 1994, the Board of Directors of the Company adopted a Stock Option Plan denominated the SouthFirst Bancshares, Inc. Stock Option and Incentive Plan (the "Stock Option Plan"). The objective of the Stock Option Plan is to attract, retain, and motivate the best possible personnel for positions of substantial responsibility with the Company and the Bank. The Stock Option Plan provides select officers, directors and employees of the Bank and the Company with an opportunity to participate in the ownership of the Company. The Stock Option Plan authorizes the grant of up to 83,000 shares of Common Stock to select officers, directors and employees in the form of (i) incentive and nonqualified stock options ("Options"); (ii) stock appreciation rights ("SARs"); or (iii) restricted stock (collectively referred to as "Awards"). The exercise price for Options may not be less than the fair market value of the shares on the day of the grant, and no Awards shall be exercisable after the expiration of ten years from the date of this grant. The Stock Option Plan has a term of ten years unless earlier terminated by the Board of Directors. The Stock Option Plan is administered by a committee of the directors of the Company (the "Option Plan Committee"). Except as discussed below with respect to non-employee directors, the Option Plan Committee has complete discretion to make Awards to persons eligible to participate in the Stock Option Plan, and will determine the number of shares to be subject to such Awards, and the terms and conditions of such Awards. In selecting the persons to whom Awards are granted under the Stock Option Plan, the Option Plan Committee will consider the position, duties, and responsibilities of the employees, the value of their services to the Company and the Bank, and any other factor the Option Plan Committee may deem relevant to achieving the stated purpose of the Stock Option Plan.

     Options granted under the Stock Option Plan are exercisable on a cumulative basis in equal installments of 20.0% per year commencing one year from the date of grant except that all options would be 100.0% exercisable in the event the optionee terminates his employment due to death, disability or retirement or in the event of a change in control of the Bank or the Company.

     In order to attract and retain members of the board of directors who contribute to the Company's success, the Stock Option Plan further provides for the award of nonqualified stock options to non-employee directors of the Company. All directors who were not employees of the Company, as of November 15, 1995 (the date of the approval of the Stock Option Plan by the stockholders of the Company and OTS), received non-qualified stock options for the purchase of 4,150 shares with an exercise price equal to $14.00 per share, the fair market value of the Common Stock on the date of grant. As of September 30, 1996, options to purchase a total of 83,000 shares have been issued under the Stock Option Plan and no shares remain available for future issuance.

     The following table presents information regarding fiscal 1996 grants to the Named Executive Officers of options to purchase shares of the Company's Common Stock.

                        OPTIONS GRANTS IN FISCAL 1996


                                                                                       Potential Realizable
                                                                                       Value at Assumed
                                                                                      Annual Rates of Stock
                                                                                      Price Appreciation for
                                         Individual Grants                              Option Term(1)
                              -----------------------------------------             ------------------------
                                            % of Total
                  Number of                  Options
                  Securities                Granted to
                  Underlying                Employees                     Expiration
                     Options                in Fiscal          Exercise
   Name              Granted(2)                Year              Price       Date          5%         10%
----------------  --------------------      ----------        --------  ----------     --------  ----------
Donald C. Stroup       20,750                   25%             $14.00     11/15/05     $182,808    $463,140
Joe K. McArthur        13,280                   16%             $14.00     11/15/05     $116,997    $296,410

(1) The dollar amounts under these columns represent the potential realizable value of each option assuming that the market price of the common stock appreciates in value from the date of grant for the full 10 year term at the 5% and 10% annualized rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the common stock.
(2) Options vest with respect to 20% of the underlying shares on each of November 15, 1996, 1997, 1998, 1999 and 2000.


     The following table provides certain information concerning each exercise of stock options under the Company's Stock Option Plan during the fiscal year ended September 30, 1996, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons:



               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES


                                               Number of Securities      Value of Unexercised
                                                    Underlying               In-the-Money
                                               Unexercised Options at     Options at Fiscal
                                                  Fiscal Year End              Year End
                  Shares Acquired    Value         Exercisable/              Exercisable/
      Name          on Exercise     Realized      Unexercisable            Unexercisable(1)
      ----        ---------------  ----------  --------------------      --------------------
Donald C. Stroup         0             $0          0/20,750                   $0/$0
Joe K. McArthur          0             $0          0/13,280                   $0/$0


-----------------------
(1) The market value of the Company's common stock on September 30, 1996 was $12.50 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's common stock exceeds the exercise price when the options are exercised.

     EMPLOYEE RETIREMENT SAVINGS PLAN

     The Bank has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its salaried employees who are at least 21 years old and who have completed one year of service with the Bank. Under the 401(k) Plan, eligible employees may contribute up to 10% of their gross salary to the 401(k) Plan or $9,240, whichever is less. Each participating employee is fully vested in contributions made by such employee. Prior to the Bank's adoption of an Employee Stock Ownership Plan, the first 1.0% to 3.0% of employee compensation was matched by a Bank contribution of $0.50 for each $1.00 of employee contribution and contributions from 4.0% to 6.0% were 100.0% matched. During this period, such contributions were 100.0% vested following the completion of five years of service and were invested in one or more investment accounts administered by an independent plan administrator.

     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP")

     The Bank has adopted an ESOP for the exclusive benefit of participating employees. All employees of the Bank who have attained age 21 and who have completed a year of service with the Bank are eligible to participate in the ESOP. With the exception of terminations due to death, disability or retirement, a participant must be employed by the Bank on the last day of the plan year and have earned 1,000 hours of service during the plan year in order to share in the allocation for the plan year. Any dividends paid on unallocated shares of Common Stock are to be used to repay the ESOP loan and any dividends paid on shares of Common Stock allocated to participant accounts will be credited to said accounts. A participant will become 20.0% vested in his or her benefits under the ESOP once he or she has earned two years of service. The participant will earn an additional 20.0% for each additional year of service so that he or she is fully vested once he or she has completed six years of service. Participants also become fully vested upon death, disability, attainment of normal retirement age, and termination of the ESOP. For vesting purposes, a year of service means any plan year in which an employee completes at least 1,000 hours of service with the Bank. An employee's years of service prior to the ESOP's effective date is considered for purposes of determining vesting under the ESOP. A participant who separates from service because of death, disability or retirement will be entitled to receive an immediate distribution of his or her benefits. A participant who separates from service for any other reason will be eligible to begin receiving benefits once he or she has incurred his or her fifth one year break in service. Distributions will generally be made in whole shares of Common Stock, with the value of fractional shares being paid in cash. Although accounts will generally be distributed in a lump sum, accounts valued in excess of $500,000 may be distributed in installments over a five-year period.

     The Company is the plan administrator of the ESOP and First Alabama Bank serves as the trustee of the ESOP (the "ESOP Trustee"). A participant may vote any shares of Common Stock that are allocated to his or her account. Any unallocated shares of Common Stock and allocated shares of Common Stock for which no timely direction is received will be voted by the ESOP Trustee in accordance with its fiduciary obligations.

     COMPENSATION OF DIRECTORS

     Each member of the Board of Directors of the Bank (other than the Chairman) receives a fee of $750 for each board meeting attended (with one excused absence), and each non-employee director of the Bank, if a member of a committee, receives $500 for each committee meeting attended. The Chairman of the Board of the Bank receives a fee of $850 for each board meeting attended. Each member of the Board of Directors of the Company receives a fee of $250 for each board meeting attended.

     During fiscal 1996, the Company also granted to each non-employee director of the Company an option to purchase 4,150 shares of Common Stock at an exercise price of $14.00 per share. The options were granted under the Company's Stock Option and Incentive Plan and have a 10 year term. The Company also awarded 1,660 shares of Common Stock to each non-employee director of the Company. The shares were awarded under the Company's Management Recognition Plan "A" in the form of restricted stock (the "Restricted Stock"), which stock vests at the rate of 20% per year, commencing on the first anniversary of the date of grant. As of September 30, 1996, all of the Restricted Stock remained unvested.

     In addition, the Company has adopted, by board resolution, a Dividend Investment Plan pursuant to which holders of the Company's options to purchase Common Stock and holders of Restricted Stock issued under the Company's Management Recognition Plans which remain subject to vesting requirements, are paid an amount equal to the number of shares underlying stock options or the number of shares of Restricted Stock held by them, as the case may be, multiplied by the amount of dividends the Company pays to the holders of its Common Stock. As such, during fiscal 1996, each non-employee director was paid a total of $10,375 with respect to the shares of Common Stock underlying options held by him and a total of $4,150 with respect to the Restricted Stock held by him as provided under the Dividend Investment Plan. In connection with the grant of Restricted Stock to the Company's directors, each non-employee director was further paid a bonus of $15,458 to assist such director pay the applicable federal tax due in connection with such grants.

     Mr. Stroup and Mr. McArthur, each an executive officer and a director of the Company, also received awards of stock options and Restricted Stock as well as a bonus to assist them pay the applicable federal tax due in connection with such Restricted Stock awards. See "Summary Compensation Table" and "Option Grants in Fiscal 1996."

                              CERTAIN TRANSACTIONS

     The Company's subsidiary, First Federal of the South, has outstanding loans to certain of the Company's directors, their associates and members of the immediate families of the directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Donald C. Stroup, President and Chief Executive Officer of the Company and the Bank, and Joe K. McArthur, Executive Vice President, Chief Operating Officer, and Chief Financial Officer of the Company and the Bank, serve as members of the Wage and Compensation Committee of the Board of Directors of the Bank. Such committee is responsible for reviewing salaries and benefits of directors, officers, and employees of the Bank and the Company.

                      REPORT OF COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules of the Securities and Exchange Commission, the Wage and Compensation Committee of the Board of Directors of the Bank (the "Compensation Committee") offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Bank and information with respect to compensation paid to such persons during the last fiscal year. The Company presently does not have a compensation committee as no officers of the Company receive any compensation for services to the Company. All executive officers are compensated by the Company's wholly-owned subsidiary, the Bank, solely for their services to the Bank.

     The Compensation Committee of the Board of Directors is comprised of Messrs. Stroup, McArthur and three non-employee directors of the Bank. It is the Committee's responsibility to establish the salaries, bonuses and other compensation of the Chief Executive Officer and other executive officers of the Bank.

     The Compensation Committee utilizes the following guidelines for compensation decisions:

     - Provide a competitive compensation package that enables the Company and the Bank to attract and retain key executives.

     - Integrate compensation programs with the Company's and the Bank's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

     The Bank's executive compensation program generally consists of base salary, bonuses and equity incentives in the form of stock options and restricted stock awards. Base salaries and bonuses for executive officers are reviewed and adjusted annually following a review of the Bank's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility. To align executive officers' interests more closely with the interests of the stockholders of the Company and the Bank, the Bank's compensation program emphasizes the grant of stock options exercisable for shares of Common Stock and awards of restricted stock under the Company's Management Recognition Plans. The amount of such awards, if any, is determined from time to time by the Stock Option Committee and the Management Recognition Plan Committee. These Committees may take into account various factors in determining the size of stock option grants and restricted stock awards, including the need to attract and retain individuals who will provide valuable service to the Company and the Bank. In order that the Stock Option Committee and the Management Recognition Plan Committee may remain disinterested in its administration of the Company's Stock Option and Incentive Plan and the Company's Management Recognition Plans, Messrs. Stroup and McArthur are not members of either the Stock Option Committee or the Management Recognition Plan Committee.

     The Chief Executive Officer's compensation, as well as that of the Executive Vice President, Chief Operating Officer and Chief Financial Officer, is comprised of a base salary which is directly related to the responsibilities of the position and a bonus which is related to the Company's performance. The Chief Executive Officer and the Executive Vice President work together as a corporate team and, as such, bear the principal burden of corporate management decisions -- the Chief Executive Officer, of course, bearing final responsibility. Thus, these two officers participate more heavily in the division of bonus awards. For fiscal 1996, these two officers received 36% of total bonus awards.

     The fiscal 1996 compensation of Donald C. Stroup, the President and Chief Executive Officer of the Company and the Bank, and of Joe K. McArthur, the Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Bank, was established by the terms of employment agreements with the Company at $95,568 and $69,900, respectively, plus any discretionary bonuses that the Board of Directors of the Company or the Bank may award. The Board of Directors elected to grant a regular bonus of $15,928 to Mr. Stroup and a regular bonus of $11,650 to Mr. McArthur in fiscal 1996. The Stock Option committee and the Management Recognition Plan Committee further determined to award Messrs. Stroup and McArthur options to purchase a total of 20,750 and 13,280 shares of Common Stock, respectively, as well as 8,300 and 5,312 shares of Restricted Stock, respectively. During Fiscal 1996, the Company also paid an aggregate of $1.9 million in dividends to its stockholders. Accordingly, under the Management Recognition Plans and the Company's Dividend Investment Plan, which is designed to permit officers and directors of the Company and the Bank to earn dividends on shares of Common Stock underlying unexercised stock options, Messrs. Stroup and McArthur were paid dividends of $68,994 and $44,156, respectively on shares of Restricted Stock and shares subject to unexercised options held by them. These dividends were treated as bonuses paid by the Company to Messrs. Stroup and McArthur. In addition, under the Management Recognition Plans and in connection with the grant of Restricted Stock to Messrs. Stroup and McArthur thereunder, the Company paid Mr. Stroup an additional bonus of $95,290 and Mr. McArthur an additional bonus of $55,466, to assist each officer pay the applicable federal income tax due in connection with such grants.

     In approving the compensation paid to Mr. Stroup and Mr. McArthur in fiscal 1996, the Compensation Committee considered the following factors:

    (a) the reasonableness of Mr. Stroup's and Mr. McArthur's salary in amount relative to the executive officers of similarly placed banks;

    (b) Mr. Stroup's and Mr. McArthur's performance in light of the performance of the Company and the Bank and their prospects; and

    (c)  the performance of the Company's Common Stock.

     A significant portion of the compensation received by Messrs. Stroup and McArthur was in the form of equity awards and dividends relating to such equity awards. In light of the outstanding performance of the Company's Common Stock and the amount of dividends paid to the stockholders of the Company in fiscal 1996, the Compensation Committee considered such compensation of Messrs. Stroup and McArthur to be reasonable. During fiscal 1996, the Company paid an aggregate of $1.9 million in dividends. It was determined that a majority of these dividends paid in fiscal 1996, as well as since the Company's initial public offering, will be treated, for income tax purposes, as a "return of capital," as opposed to ordinary income. Accordingly, taking into account the dividends paid to stockholders and their treatment for income tax purposes as a return of capital, the value of the stockholders' Common Stock appreciated significantly. Based on this analysis, the Compensation Committee determined that the compensation paid to Messrs. Stroup and McArthur to be fair and reasonable.

     With respect to the other executive officers of the Bank, the Compensation Committee considered the compensation levels to be commensurate with those of similarly positioned executives in similar banks.


                    Donald C. Stroup    John T. Robbs
                    Joe K. McArthur     Charles R. Vawter, Jr.
                    Paul A. Brown

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total stockholder return on stocks included in the American Stock Exchange, Inc. ("AMEX") Market Index and the AMEX Financial Sub Index ("AMEX Fin. Sub Index") during the period commencing February 14, 1995 (the date the Company's Common Stock commenced trading on the American Stock Exchange) and ending September 30, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on February 14, 1995.


                  COMPARES CUMULATIVE TOTAL RETURN AMONG
               SOUTHFIRST BANCSHARES, INC., AMEX MARKET INDEX
                          AND AMEX FINANCIAL SUB INDEX






---------------------------------------FISCAL YEAR ENDING----------------------------------------
COMPANY                                                          1995         1995         1996
SOUTHFIRST BANCSHARES, INC.                                     100.00        128.27     132.51
AMEX FINANCIAL SUB INDEX                                        100.00        117.22     135.80
AMEX MARKET INDEX                                               100.00        124.29     129.36




                   ASSUMES $100 INVESTED ON FEBRUARY 14, 1995
                          ASSUMES DIVIDENDS REINVESTED
                     FISCAL YEAR ENDING SEPTEMBER 30, 1996

                               AGENDA ITEM TWO
                           APPOINTMENT OF AUDITORS

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, audited the financial statements of the Company for the fiscal year ended September 30, 1996. The Board of Directors has selected this same firm to audit the accounts and records of the Company for the current fiscal year and proposes that the stockholders ratify this selection at the Annual Meeting. Neither such firm nor any of its members or associates has, or has had during the past year, any financial interest in the Company, direct or indirect, or any relationship with the Company, other than in connection with their duties as auditors and income tax preparers.

     Stockholder ratification of this appointment is not required. Management has submitted this matter to the stockholders because it believes the stockholders' views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.


                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders may submit proposals appropriate for stockholder action at the Company's 1998 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company no later than October 31, 1997, in order to be included in the Company's proxy materials for that meeting. Such proposals should be directed to SouthFirst Bancshares, Inc., Attention: Corporate Secretary, 126 North Norton Avenue, Sylacauga, Alabama 35150.


                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                        By Order of The Board of Directors


                                        /s/ Joe K. McArthur
                                        -------------------
                                        Joe K. McArthur
                                        Secretary



Sylacauga, Alabama
February 19, 1997

                                                                                                          APPENDIX
[x] PLEASE MARK VOTES                                  REVOCABLE PROXY
    AS IN THIS EXAMPLE                           SOUTHFIRST BANCSHARES, INC.

         THIS PROXY IS SOLICITED ON BEHALF               1.    To  elect  three (3)               With-    For All
           OF THE BOARD OF DIRECTORS FOR                       directors for a          For       hold      Except
             THE 1997 ANNUAL MEETING OF                        term of three years      [ ]       [ ]        [ ]
                    STOCKHOLDERS.                              and until their
      The  undersigned  hereby  appoints  Donald C.            successors are
 Stroup  and Joe  K. McArthur,  or either  of them,            elected and have
 with power of  substitution to  each, the  proxies            qualified.
 of  the undersigned  to vote  the Common  Stock of            PAUL A. BROWN, DONALD C. STROUP AND CHARLES R.
 the   undersigned   at  the   Annual   Meeting  of            VAWTER, JR.
 Stockholders of SOUTHFIRST BANCSHARES, INC. to  be      INSTRUCTION:    TO  WITHHOLD   AUTHORITY  TO  VOTE  FOR  ANY
 held on Wednesday, March 19, 1997, at 10:00  a.m.,      INDIVIDUAL  NOMINEE, MARK  "FOR ALL  EXCEPT" AND  WRITE THAT
 at  the  main  office  of  SouthFirst  Bancshares,      NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
 Inc.,  located   at  126   North  Norton   Avenue,
 Sylacauga, Alabama 35150,  and any adjournments or
 postponements thereof:
                                                         ------------------------------------------------------------

                                                         2.   To ratify the appointment of   For      Against   Abstain
                                                              KPMG Peat Marwick LLP as       [ ]      [ ]       [ ]
                                                              auditors for fiscal year 1997.

                                                         3.   To vote in accordance with their best judgment
                                                              with respect to any other matters that may
                                                              properly come before the meeting.

                                                              THE BOARD OF  DIRECTORS FAVORS A VOTE "FOR" EACH OF THE
                                                         ABOVE  PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE
                                                         INDICATED  IN THE  SPACE  PROVIDED,  THIS PROXY  WILL BE  SO
                                                         VOTED.

  Please be sure to sign and date                             Please date and sign exactly as your name(s)  appear(s)
   this Proxy in the box below.     Date                 on this card.

                                                              NOTE:  When signing as an attorney,  trustee, executor,
                                                         administrator or guardian,  please give your title  as such.
                                                         If  a  corporation   or  partnership,  give  full   name  by
  Stockholder sign above -- Co-holder (if any)           authorizing  officer.   In the  case of joint  tenants, each
                sign above                               joint owner must sign.


---------------------------------------------------------------------------------------------------------------------


                            Detach above card, sign, date and mail in postage paid envelope provided.
                                                   SOUTHFIRST BANCSHARES, INC.
                                                     126 North Norton Avenue
                                                     Sylacauga, Alabama 35150

                                                       PLEASE ACT PROMPTLY
                                             SIGN, DATE & MAIL YOUR PROXY CARD TODAY